UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 13, 2013

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On August 14, 2013, Viad Corp issued a press release announcing that the contract to operate concessions in Glacier National Park, held by its Glacier Park, Inc. (“Glacier Park”) business unit, will end on December 31, 2013. Upon completion of the contract term, the company is entitled to a cash payment of $25 million for its “possessory interest,” which generally means the value of the structures acquired or constructed, fixtures installed and improvements made to the concession property during the term of the contract. The company is also entitled to an estimated $5 million to $6 million for the personal property used at the facilities covered by the concession contract. Of the 1,015 rooms currently operated by Glacier Park, only 480 are covered by the concession contract. Following the expiration of the concession contract on December 31, 2013, the ongoing Glacier Park business will include: Glacier Park Lodge (161 rooms in East Glacier, Montana); Grouse Mountain Lodge (143 rooms in Whitefish, Montana); St. Mary Lodge, Cabins and Motel (115 rooms in St. Mary, Montana); the Prince of Wales Hotel (86 rooms in Waterton Lakes National Park, Alberta, Canada); and the Stewart Hotel (30 rooms located adjacent to Lake McDonald, inside Glacier National Park). Glacier Park generated 24 percent of Viad’s Travel & Recreation Group segment operating income in 2012.

The press release is attached hereto as Exhibit 99 and is incorporated by reference herein. The press release contains forward-looking statements regarding Viad Corp and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following Exhibit 99 is filed as part of this Current Report on Form 8-K:

99 – Press Release dated August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

August 14, 2013	By:	/s/ G. Michael Latta
G. Michael Latta
Chief Accounting Officer – Controller (Chief Accounting Officer and Authorized Signer)

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